Exhibit 99.2

USANA Health Sciences, Inc.	February 6, 2024

Q4 2023 Management Commentary

Key Financial Results & Guidance
•	Fourth quarter net sales were $221 million versus $228 million during Q4 2022 and $213 million during Q3 2023.
•	Fourth quarter diluted EPS was $0.87 as compared with $0.66 during Q4 2022.
•	Fiscal year 2023 net sales were $921 million as compared with $999 million during fiscal year 2022.
•	Fiscal year 2023 diluted EPS totaled $3.30 versus $3.59 during fiscal year 2022.
•	Fiscal year 2023 operating cash flow totaled $71 million.
•	Company provides initial fiscal year 2024 net sales and diluted EPS guidance of $850 million to $920 million and $2.40 to $3.00, respectively.

Overview
USANA delivered solid fourth quarter operating results, which exceeded our expectations as our sales force responded positively to a global incentive offering, which was particularly effective in our Greater China region where it helped generate double-digit sequential growth in Active Customer counts. This boost helped to offset the seasonal slowdown we typically experience during the final month of the quarter, resulting in net sales and diluted EPS for fiscal 2023 above our most recent guidance range.

The challenging full-year economic environment in many of our key markets, and its related impact on consumer purchasing behavior, made it difficult to generate top line momentum in fiscal 2023. Notwithstanding these external challenges, we made meaningful progress on several strategic initiatives that will support future growth in customers and net sales. For instance, we commenced operations in India, USANA’s 25th global market, near the end of the fourth quarter and this market opening is a significant milestone for our company. Although we are just getting started in India and expect a slow, steady and sustained growth trajectory, we are very optimistic about the long-term opportunity this important market provides.

Q4 2023 Financial Performance
Consolidated Results
Net Sales	$221 million	• -3% vs. Q4 2022
		• No meaningful FX impact
		• +4% sequentially
Diluted EPS	$0.87	• +32% vs. Q4 2022
		• +47% sequentially
Active Customers	483,000	• -1% vs. Q4 2022
		• +4% sequentially

Fiscal Year 2023 Financial Performance
Consolidated Results
Net Sales	$921 million	• -8% vs. prior year
		• -5% constant currency vs. prior year
		• -$28 million YOY FX impact, or -3%
Diluted EPS	$3.30	• -8% vs. prior year

Balance Sheet and Share Repurchase Activity
We generated $71 million in operating cash flow during fiscal 2023, ended the year with $330 million in cash and cash equivalents, and we are essentially debt-free. We did not repurchase any shares during the quarter and, as of December 30, 2023, we had approximately $71 million remaining under the current share repurchase authorization.

As of December 30, 2023, total inventories were $65 million (includes $3.1 million of noncurrent inventories), a reduction of $6 million (or 8%) from the year-end balance in fiscal 2022. We believe our in-house manufacturing capabilities provide us with better control of inventory levels and help to mitigate supply chain risks while providing a meaningful contribution to delivering the highest quality nutritional products.

Quarterly Income Statement Discussion
Gross margin increased 130 basis points from the prior year to 80.9% of net sales. This increase is attributable to market mix, improved inventory management and production efficiencies, modest price increases, and reduced freight costs.

Associate Incentives increased 50 basis points from the prior year to 43.4% of net sales. The increase primarily reflects changes in market mix and a global promotion offered during the fourth quarter of 2023.

Selling, General and Administrative expenses decreased 30 basis points from the prior year to 26.5% of net sales. On an absolute basis, SG&A expenses decreased $2.4 million compared to the fourth quarter of 2022. Lower SG&A costs can be attributed to the timing of expenses, including the capitalization of certain costs to support getting our India market open. The decrease in SG&A costs was offset, in part, by the loss of leverage on lower year-over-year sales.

The effective tax rate decreased to 37.0% during the current-year quarter compared to the 43.9% reported in the fourth quarter of 2022. For fiscal year 2023, the effective tax rate was 37.7% as compared to 36.2% for fiscal 2022. The increase in the full-year effective tax for fiscal 2023 can primarily be attributed to an unfavorable foreign currency impact on withholding tax accruals as well as a change in market mix of pre-tax income.

Q4 2023 Regional Results:
Asia Pacific Region
Net Sales	$177 million	• -3% vs. Q4 2022
		• No meaningful FX impact
		• +4% sequentially
		• 80% of consolidated net sales
Active Customers	383,000	• Flat vs. Q4 2022
		• +6% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$116 million	• -2% vs. Q4 2022
		• -1% constant currency vs. Q4 2022
		• +9% sequentially
Active Customers	255,000	• +5% vs. Q4 2022
		• +11% sequentially
North Asia
Net Sales	$22 million	• -10% vs. Q4 2022
		• -12% constant currency vs. Q4 2022
		• -9% sequentially
Active Customers	48,000	• -9% vs. Q4 2022
		• -2% sequentially
Southeast Asia Pacific
Net Sales	$39 million	• -4% vs. Q4 2022
		• -3% constant currency vs. Q4 2022
		• Flat sequentially
Active Customers	80,000	• -8% vs. Q4 2022
		• -4% sequentially

Greater China: Net sales in mainland China decreased 2% on a year-over-year basis while local currency sales declined 1% year-over-year. Active Customers in mainland China increased 5% year-over-year. Sequentially, regional performance was driven by our mainland China market, where net sales increased 11% on a reported basis and 10% in local currency. The number of Active Customers increased 12% quarter-over-quarter. The sequential improvement in our China market was driven by a positive response from our sales leaders to an incentive offering during the quarter.

North Asia: Net sales and local currency sales in South Korea declined 10% and 13% year-over-year, respectively, while Active Customers declined 8%. On a sequential basis, both net sales and local currency sales declined 9%, while Active Customers declined 2%. The year-over-year and sequential declines reflect continued challenges in the local economy that reduced levels of consumer spending.
Southeast Asia Pacific: Net sales and local currency sales in Malaysia increased 5% and 7% year-over-year, respectively, while Active Customers grew 16%. These results reflect a positive response from promotional activity offered during the quarter. Sequentially, net sales and local currency sales declined 6% and 5%, respectively, while Active Customers were flat. The quarter-over-quarter sales declines reflect a relative decrease in promotional activity compared to the third quarter.
In the Philippines, net sales and local currency sales declined 22% and 23% year-over-year, while Active Customers were 30% lower. The economic environment in this market remains challenging.

Americas and Europe Region
Net Sales	$44 million	• -1% vs. Q4 2022
		• -3% constant currency vs. Q4 2022
		• +1% sequentially
		• 20% of consolidated net sales
Active Customers	100,000	• -6% vs. Q4 2022
		• -2% sequentially

Americas and Europe Region: Net sales and Active Customers in the United States declined 3% and 7%, respectively, on a year-over-year basis. Sequentially, net sales increased 1% in the United States while Active Customers declined 2%. Both net sales and local currency sales in Canada decreased 5% from the prior year while Active Customers declined 6%. The economic environment in this market remains challenging. Sequentially, net sales and local currency sales in Canada increased 5% and 7%, respectively, while Active Customer growth was flat. The sequential sales increase in both the United States and Canada reflect a modest increase in promotional activity when compared to the third quarter of 2023.

Fiscal Year 2024 Outlook
The Company is introducing net sales and earnings per share outlook for fiscal year 2024, as detailed in the table below:
Fiscal Year 2024 Outlook
Range
Consolidated Net Sales	$850 - $920 million
Diluted EPS	$2.40 - $3.00

Our outlook for the year reflects:
•	Operating margin in the range of 8% to 9%
•	Annualized diluted share count of 19.3 million
•	Approximately $25 million of net sales benefit to the first quarter of 2023 that are not expected to re-occur in the current year.
•	An unfavorable modest currency exchange rate impact on net sales.
•
Increased spending in India and our previously acquired businesses that are expected to negatively impact our operating margin in the near-term as we continue to invest in areas that we believe will drive future growth.

•
Annual effective tax rate of approximately 38% to 40%, which is higher than historic levels and reflects the geographic mix of taxable income, including the aforementioned investments in India and previously acquired businesses.

As we begin the year, we are offering a market-specific incentive in China as part of our global incentive calendar for 2024 to support our business there and to help offset the meaningful seasonality of the Lunar New Year holiday. We are encouraged by the initial response to this incentive and we look forward to providing an update when reporting first quarter results.

2024 Operating Strategy
We expect the external environment in several of our key markets to remain challenging with high inflation and other underlying economic factors that will continue to negatively impact consumer purchasing behavior. While these external factors are out of our control, we remain confident in the strength of USANA's underlying business and optimistic in both our short and long-term growth potential. Accordingly, we are focused on executing our global growth strategy, in particular, the growth of our Active Customer base across all of our regions.

We will continue to execute several key initiatives to generate growth, including: 1) Increased engagement with Associate leaders to further support expansion of their businesses; 2) Enhanced, market-specific incentive offerings that reward growth; 3) Expansion of our presence in India; 4) Product innovation and development, and; 5) Pursuit of additional acquisition opportunities.

Increasing engagement with our Associate leaders
Fiscal 2023 was a year of re-engaging with our Associate leaders worldwide in-person, and in 2024 we plan to build and expand upon this initiative. We have several in-person events scheduled this year, highlighted by our Asia Pacific Convention in Malaysia, China National Sales meeting, and the Americas & Europe Convention that will be held in Las Vegas.

Growth in Active Associates is key to expanding our customer base as we recognize that our business model relies upon our independent distributors to market and sell our products. Therefore, we will focus on Active Associate growth in particular in 2024. A significant portion of our efforts will be devoted to training and education to ensure our Associates have a deep understanding of USANA's product portfolio and what differentiates our best-in-class nutritional products.

Additionally, we plan to make further enhancements to our digital tools to help drive efficiencies for our Associates as well as provide them with the necessary onboarding, training, communication and marketing resources essential for growing and managing their businesses.

Enhancing incentive opportunities for our sales force
Our overall incentive activity in 2023 was modest compared to the prior several years as we transitioned away from large global offerings to more market or region-specific incentives staggered throughout the year. Our promotional strategy in 2024 remains the same, although overall promotional spend is expected to increase modestly year-over-year to be in line with historic averages. Additionally, we will continue to carefully build out our Affiliate program in additional markets in 2024. This program offers a compelling opportunity for sellers, customers and social influencers to earn income in a simple and straightforward manner.

Building and expanding our presence in India
Having officially launched operations in 2023, our focus in 2024 is centered on establishing our brand presence in the market and working closely with our sales leaders to build and grow their teams and customer base. We will also continue to work closely with our local manufacturing team to ensure products and operational processes are running efficiently and providing the best overall customer experience. With this market being a truly organic opening, we anticipate the sales contribution from this market in 2024 to be modest, but to grow consistently over time.

Product development
Over the past few quarters our team has been executing on driving operational process improvements to increase efficiencies across USANA globally, particularly in our product development. These efficiencies will result in increased collaboration with our sales & marketing and research & development teams to improve product development initiatives, product innovation and faster time-to-market for new products.

Pursuing additional acquisition opportunities
Our efficient and low capital intensity business model generates strong cash flow, thus providing us the flexibility to invest in our core direct selling business and pursue additional acquisitions. We will continue to evaluate acquisition opportunities within the broader health and wellness space that are additive to the company's global growth strategy. Specifically, we look to identify opportunities that provide: 1) products and/or services centered on health and wellness; 2) vertical integration; 3) product and category expansion; 4) channel expansion; and 5) growth of USANA's core competencies.

In closing, USANA remains very well positioned for long-term success in the global health & wellness market due to our best-in-class nutritional products, strong balance sheet, flexible operating model and scalable platform. We are confident that successful execution of our core strategies will expand our business and drive sustainable long-term growth in net sales and earnings along with value for our stakeholders.

Jim Brown
President and CEO

Douglas Hekking
CFO

Safe Harbor
This Management Commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems;  adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this Management Commentary should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this Management Commentary set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Non-GAAP Financial Measures
The Company prepares its financial statements using U.S. generally accepted accounting principles (“U.S. GAAP” or “GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investor contact:	Andrew Masuda
Investor Relations
(801) 954-7210
investor.relations@usanainc.com

Media contact:	Dan Macuga
Public Relations
801-954-7280